UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 26, 2006
Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-5318	25-0900168
(Commission File Number)	(IRS Employer Identification No.)
World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (724) 539-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 2.02 Results of Operations and Financial Condition

Item 9.01 Financial Statements and Exhibits

Item 2.02 Results of Operations and Financial Condition
On April 26, 2006, Kennametal Inc. (the “Company”) issued a press release announcing financial results for its third quarter ended March 31, 2006.
The press release contains certain non-GAAP financial measures, including net income and diluted earnings per share, in each case excluding special items. The special items include: (a) charges related to the UK-based high speed steel business divestiture, goodwill impairment charges, J&L Industrial Supply transaction-related charges and certain income tax effects of such charges, all from the quarter ended March 31, 2006; and (b) Full Service Supply divestiture-related charges and certain income tax effects of such charges for the quarter ended March 31, 2005. The press release also contains: adjusted sales excluding acquisition and divestitures; adjusted operating income; adjusted effective tax rate; and adjusted return on invested capital, which is also a non-GAAP measure and is defined below.
Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the Company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
A copy of the Company’s earnings announcement is furnished under Exhibit 99.1 attached hereto. Reconciliations of the above non-GAAP financial measures are included in the earnings announcement.
Adjusted Return on Invested Capital
Adjusted Return on Invested Capital is a non-GAAP financial measure and is defined as the previous 12 months’ net income, adjusted for interest expense and special items, divided by the sum of the previous 12 months’ average balances of debt, securitized accounts receivable, minority interest and shareowners’ equity. Management believes that this financial measure provides additional insight into the underlying capital structuring and performance of the Company. Management utilizes this non-GAAP measure in determining compensation and assessing the operations of the Company.
Additionally, during our quarterly teleconference we may use various non-GAAP financial measures to describe the underlying operating results. Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the Company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies. Accordingly, we have compiled below certain reconciliations as required by Regulation G.
EBIT
EBIT is an acronym for Earnings Before Interest and Taxes and is a non-GAAP financial measure. The most directly comparable GAAP measure is net income. However, we believe that EBIT is widely used as a measure of operating performance and we believe EBIT to be an important indicator of the Company’s operational strength and performance. Nevertheless, the measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining liquidity that is calculated in accordance with GAAP. Additionally, Kennametal will adjust EBIT for restructuring charges, interest income and other items. Management uses this information in reviewing operating performance and in the determination of compensation.

SUPPLEMENTAL INFORMATION AND RECONCILIATIONS
KENNAMETAL INC. EBIT RECONCILIATION (Unaudited)

	Quarter Ended		Nine Months Ended
	March 31,		March 31,
(in thousands, except percents)	2006	2005	2006	2005
Net income, as reported	$32,903	$30,650	$92,087	$81,551
Net income as a percent of sales	5.2%	5.1%	5.2%	4.8%
Add back:
Interest	7,728	6,803	23,541	19,380
Taxes	20,143	18,933	49,733	39,540

EBIT	60,774	56,386	165,361	140,471
Additional adjustments:
Minority interest	782	1,449	2,041	3,354
Loss on assets held for sale and goodwill	5,722	6,253	5,722	6,253
UK based high-speed steel business asset write-down	7,355	—	7,355	—
J&L Industrial Supply transaction related charges	1,871	—	1,871	—
Interest income	(976)	(828)	(3,017)	(2,078)
Securitization fees	1,241	868	3,476	2,205

Adjusted EBIT	$76,769	$64,128	$182,809	$150,205

Adjusted EBIT as a percent of sales	12.2%	10.7%	10.2%	8.9%

Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1 Fiscal 2006 Third Quarter Earnings Announcement
-end-

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: April 26, 2006	By:	/s/ Frank P. Simpkins

Frank P. Simpkins Vice President of Finance and Corporate Controller